As filed with the Securities and Exchange Commission on May 3, 1994.
                                                Registration No. 33-____________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                              -----------------------


                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                              ----------------------

                            OSHMAN'S SPORTING GOODS, INC.
                   (Exact name of Registrant as specified in its charter)


         DELAWARE                    2302 Maxwell Lane           74-1031691
      (State or other              Houston, Texas 77023        (I.R.S. Employer
jurisdiction of incorporation     (Address of principal      Identification No.)
      or organization)               executive offices)
                                        (Zip Code)

                          OSHMAN'S SPORTING GOODS, INC.
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (Full title of the plan)

                                  R. L. BOCKART
                                2302 Maxwell Lane
                              Houston, Texas  77023
                     (Name and address of agent for service)

                                    (713) 928-3171
          (Telephone number, including area code, of agent for service)



                                     COPY TO:
                                 Diana M. Hudson
                      Mayor, Day, Caldwell & Keeton, L.L.P.
                                 1900 NCNB Center
                                   700 Louisiana
                               Houston, Texas  77002
                                  (713) 225-7100



                                  CALCULATION OF REGISTRATION FEE

  Title of                       Proposed maximum       Proposed maximum       Amount of
securities to    Amount to be   offering price per     aggregate offering     Registration
be registered     registered         share(1)              price (1)              fee
- -------------    ------------   ------------------     ------------------     -------------

Common Stock,      100,000           $7.5625               $756,250             $261.00
par value $1.00
per share

- ------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low per share sales prices of the Company's Common Stock on April 28, 1994 as reported on the NASDAQ National Market System.



                                   PART I


           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            PLAN INFORMATION*

Item 2.            REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                        PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended January 29, 1994 (File No. 0-5648);

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the document referred to in
            (a) above; and

            (c) The description of the Company's Common Stock contained in the registration statement pursuant to which the Company's shares of Common Stock were registered under Section 12(g) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.            DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.            INTEREST OF NAMED EXPERTS AND COUNSEL

          The legality of the Common Stock offered hereby is being passed upon for the Company by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002.

          The Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, incorporated by reference in this Registration Statement, have been so incorporated in reliance on the report of Grant Thornton, independent accountants, given on the authority of such firm as experts in accounting and auditing.

Item 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Bylaws of the Company provide that the Company shall indemnify its directors, in their capacities as such, to the full extent permitted by law and may so indemnify its officers, agents and employees.

          Section 145 of Chapter 1 of Title 8 of the Delaware Code provides as follows:

          Section 145.  Indemnification of officers, directors, employees and
                        -----------------------------------------------------
                        agents; insurance.
                        ------------------

                  (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him inconnection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
            (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

                  (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                  (j) The indemnification and advancement of expenses provided by or granted pursuant to this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company has in effect policies of insurance indemnifying its directors and officers against certain of the liabilities which they may incur in acting in their capacities as such, all within specified limits.

          Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.            EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.            EXHIBITS

          Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

Item 9.            UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe, that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of April, 1994.

                                       OSHMAN'S SPORTING GOODS, INC.


                                        By  /s/ ALVIN N. LUBETKIN
                                            ----------------------

                                            Alvin N. Lubetkin
                                            Vice Chairman of the Board,
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY

          The undersigned directors and officers of Oshman's Sporting Goods, Inc. do hereby constitute and appoint Alvin N. Lubetkin and Edward R. Carlin or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary or advisable to enable Oshman's Sporting Goods, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                           Date
- ---------                                -----                           ----

/s/ MARILYN OSHMAN


- ---------------------
Marilyn Oshman         Chairman of the Board of Directors       April 22, 1994



/s/ ALVIN N. LUBETKIN


- ---------------------
Alvin N. Lubetkin      Vice Chairman of the Board, President,
                       Chief Executive Officer (Principal
                       Executive Officer) and Director          April 22, 1994


/s/ EDWARD R. CARLIN


- ----------------------
Edward R. Carlin       Executive Vice President, Chief
                       Financial Officer (Principal Financial
                       and Accounting Officer) and Director     April 22, 1994


/s/ MARVIN ARONOWITZ


- ----------------------
Marvin Aronowitz       Director                                 April 22, 1994



/s/ FRED M. GERSON


- ----------------------
Fred M. Gerson         Director                                 April 22, 1994



/s/ STEWART ORTON


- ----------------------
Stewart Orton          Director                                 April 22, 1994



/s/ DOLPH B.H. SIMON


- ----------------------
Dolph B.H. Simon       Director                                 April 22, 1994



                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549
                                 ----------------------



                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------


                             OSHMAN'S SPORTING GOODS, INC.


                                   2302 Maxwell Lane
                                 Houston, Texas  77023

                                    E X H I B I T S

                            OSHMAN'S SPORTING GOODS, INC.

                                   INDEX TO EXHIBITS


Exhibit No.                Description

     4 Oshman's Sporting Goods, Inc. 1993 Non-Employee Director Stock Option Plan. (Filed as
                           Exhibit 10.14 to the Company's Form 10-K for the fiscal year ended January 29, 1994 and incorporated herein by reference.)

     5                     Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

     23.1                  Consent of Grant Thornton.

     23.2                  Consent of Mayor, Day, Caldwell & Keeton (included in
                           Exhibit 5).

     24 Powers of Attorney (included on page 6 of this Registration Statement).